UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 10, 2025
GLOBA TERRA ACQUISITION CORPORATION
(Exact name of registrant as specified in its charter)
Cayman Islands	001-42736	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

382 NE 191st Street #952377 Miami, Florida	33179
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: +52 55 8975 9325
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, three-fourths of one redeemable warrant, and one right to receive one-tenth of a Class A ordinary share	GTERU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units, $0.0001 par value	GTER	The Nasdaq Stock Market LLC
Warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share, $0.0001 par value, at an exercise price of $11.50	GTERW	The Nasdaq Stock Market LLC
Rights included as part of the units, each right entitling the holder to receive one-tenth of one Class A ordinary share, $0.0001 par value	GTERR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On July 10, 2025, Globa Terra Acquisition Corporation (the “Company”) completed (i) its initial public offering (the “IPO”) of 17,499,550 units (the “Units”), including 2,282,550 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, at an offering price of $10.00 per Unit, each Unit consisting of one Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares”), three-fourths of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment, and one right to receive one-tenth (1/10) of one Class A Ordinary Share upon the consummation of the Company’s initial business combination, generating gross proceeds of $174,995,500 (before underwriting discounts and commissions and offering expenses), and (ii) a private placement of an aggregate of (a) 394,267 private placement units (the “Private Placement Units”) and (b) 788,534 Class A Ordinary Shares, which are subject to certain restrictions on transfer until the consummation of the Company’s initial business combination (each, a “Restricted Class A share”) generating gross proceeds of $3,154,136 (the “Private Placement”). The Private Placement Units are identical to the Public Units, except that they (i) are, subject to certain limited exceptions, subject to transfer restrictions until 180 days following the consummation of the Company’s initial business combination and (ii) are entitled to registration rights. In addition, the Class A Ordinary Shares underlying the warrants included in the Private Placement Units are not redeemable by the Company. The Restricted Class A Shares are not redeemable by the Company and are, subject to certain limited exceptions, subject to transfer restrictions until 90 days following the consummation of the Company’s initial business combination.

A total of $174,995,500 of the net proceeds from the IPO and the Private Placement was placed in a trust account with Odyssey Transfer and Trust Company acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its franchise and income tax obligations, the funds held in the trust account will not be released from the trust account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company has not completed its initial business combination within 15 months from the closing of the IPO (or 21 months if the Company’s time to complete an initial business combination is extended pursuant to the Company’s  amended and restated memorandum and articles of association) or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of all of the Company’s public shares if the Company has not completed its initial business combination within 15 months from the closing of the IPO (or 21 months if the Company’s time to complete an initial business combination is extended pursuant to the Company’s  amended and restated memorandum and articles of association), subject to applicable law.

An audited balance sheet as of July 10, 2025 reflecting receipt of the proceeds upon consummation of the IPO and Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
99.1	Audited Balance Sheet

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2025
Globa Terra Acquisition Corporation
	By:	/s/ Agustin Tristan Aldave
	Name:	Agustin Tristan Aldave
	Title:	Chief Executive Officer